UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2016

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Hines Global REIT II, Inc. (the “Company”) and Hines Securities, Inc. (the “Dealer Manager”) previously entered into the Second Amended and Restated Dealer Manager Agreement, dated as of August 12, 2015 (the “Dealer Manager Agreement”). On July 25, 2016, with the authorization of the Company’s board of directors (the “Board”), the Company, the Dealer Manager and Hines Global REIT II Advisors LP (the “Advisor”) entered into the Third Amended and Restated Dealer Manager Agreement (the “Amended Dealer Manager Agreement”), in order to add the Advisor as a party with respect to Section 3.3 of the Amended Dealer Manager Agreement. Section 3.3 of the Amended Dealer Manager Agreement provides that the Advisor will pay a portion of the dealer manager fees payable to the Dealer Manager pursuant to the Amended Dealer Manager Agreement in an amount equal to up to 1.5% of the gross offering proceeds from the sale of the Company’s Class A Shares of common stock (the “Class A Shares”) and Class T Shares of common stock (the “Class T Shares”) sold in the Company’s primary offering on or after August 2, 2016 (the “Advisor Subsidy”). With respect to sales prior to that date, all dealer manager fees will have been paid by the Company from gross offering proceeds. Per the Amended Dealer Manager Agreement, the Advisor will not be reimbursed by the Company in any way for the payment of such dealer manager fees.

The preceding summary of the Amended Dealer Manager Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Dealer Manager Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Amendments to the Distribution Reinvestment Plan

In connection with the Company’s entry into the Amended Dealer Manager Agreement and the Advisor Subsidy, on July 25, 2016, the Board of directors determined new primary offering prices of $9.96 per Class A Share and $9.411 per Class T Share, effective as of August 2, 2016, for the shares of common stock being offered in the Company’s public offering. These new primary offering prices reflect a reduction equal to the per share amount of dealer manager fees our Advisor has agreed to pay with respect to the Class A Shares and Class T Shares sold on and after August 2, 2016. In connection with the determination of new primary offering prices, on July 25, 2016, our board of directors also approved and adopted the Fourth Amended and Restated Distribution Reinvestment Plan in order to reflect new offering prices for the distribution reinvestment plan shares of $9.46 per Class A Share and $9.08 per Class T Share. The Fourth Amended and Restated Distribution Reinvestment Plan will supersede and replace the Company’s current distribution reinvestment plan, effective as of August 5, 2016. Accordingly, since the Fourth Amended and Restated Distribution Reinvestment Plan takes effect on August 5, 2016, the new offering prices under the distribution reinvestment plan will first be applied to distributions declared for the month of August 2016, which will be reinvested on September 1, 2016.

The preceding summary of the Fourth Amended and Restated Distribution Reinvestment Plan does not purport to be complete and is qualified in its entirety by reference to the Fourth Amended and Restated Distribution Reinvestment Plan, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

1.1
Third Amended and Restated Dealer Manager Agreement, dated July 25, 2016 and effective as of August 2, 2016, by and among Hines Global REIT II, Inc., Hines Securities, Inc. and Hines Global REIT II Advisors LP

4.1	Hines Global REIT II, Inc. Fourth Amended and Restated Distribution Reinvestment Plan, effective as of August 5, 2016

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those with respect to the payment of fees or distributions) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with future economic, competitive and market conditions, future business decisions and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

July 25, 2016	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
1.1
Third Amended and Restated Dealer Manager Agreement, dated July 25, 2016 and effective as of August 2, 2016, by and among Hines Global REIT II, Inc., Hines Securities, Inc. and Hines Global REIT II Advisors LP

4.1	Hines Global REIT II, Inc. Fourth Amended and Restated Distribution Reinvestment Plan, effective as of August 5, 2016